Exhibit 10.5

SECURITIES PURCHASE AGREEMENT

Dated as of March 7, 2014

Between

REGENERX BIOPHARMACEUTICALS, INC.

and

DIGITAL ARIA CO., LTD.

-i-

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 7, 2014, is entered into by and between RegeneRx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Digital Aria Co., Ltd. with offices at 22nd FL, Parkview Tower, 248 Jungjail-ro, Bundang-gu, Seongnam-si, Gyeonggi-do 463-863, Republic of Korea (the “Investor”). (The Company and the Investor, individually, a “Party”, collectively, the “Parties”)

RECITALS

Whereas, the Company and Investor have entered into a strategic relationship including the licensing of developmental and commercialization rights to certain of the Company’s clinical development product candidates in certain territories pursuant to that certain RGN-137 License Agreement and that certain RGN-259 License Agreement (collectively, the “Licensing Agreement”) entered into by and between the Company and the Investor as of even date herewith, which agreement contemplates the common stock purchases, including the optional common stock purchase, pursuant to the terms of this Agreement;

Whereas, the Company has authorized the sale and issuance of an aggregate of 25,083,333 shares of its Common Stock (the “Shares”) for an aggregate purchase amount of no less than $3,175,000, pursuant to the terms of this Agreement;

Whereas, the Investor desires to purchase the Shares in the amounts and over the timeframes designated in Section 2 hereof on the terms and conditions set forth herein; and

Whereas, the Company desires to issue and sell the Shares to the Investor on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	DEFINITIONS

The following terms when used in this Agreement shall have the following respective meanings:

“Affiliate” has the meaning set forth in Rule 501(b) of Regulation D.

“Applicable Laws” has the meaning set forth in Section 4.1(f) hereof.

“Board of Directors” means the Board of Directors of the Company.

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“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting and whether common or preferred) of such corporation and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as in effect and on file with the Secretary of State of the State of Delaware on the date of this Agreement.

“Closing” has the meaning set forth in Section 3.1 hereof.

“Closing Date” has the meaning set forth in Section 3.1 hereof.

“Common Stock” means the Common Stock of the Company, par value $0.001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means the United States, any state, county or municipality, the government of any foreign country, any subdivision of any of the foregoing or any authority, department, commission, board, bureau, agency, court or instrumentality of any of the foregoing.

“Knowledge of the Company,” including the terms “Know,” “Known” and other derivatives thereof, means, with respect to the Company, the actual knowledge, after reasonable investigation, of any Responsible Officer.

“Lien” means any mortgage, lien, pledge, security interest, easement, conditional sale or other title retention agreement or other encumbrance of any kind except for liens relating to taxes that have accrued but are not yet payable which do not have a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect upon (i) the condition (financial or otherwise), operations, business, properties or assets of the Company, (ii) the ability of the Company to perform its obligations under this Agreement or any of the other agreements or documents contemplated hereby to which it is a party or (iii) the legality, validity or enforceability of this Agreement or any of the other agreements or documents contemplated hereby or the rights and remedies of the Investor and the other parties hereunder and thereunder.

“Material Agreements” has the meaning set forth in Section 4.1(e) hereof.

“Party” and “Parties” have the meanings set forth in the first paragraph hereof.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, or Governmental Authority.

“Purchase Price” has the meaning set forth in Section 2 hereof.

“Regulation D” has the meaning set forth in Section 4.2(c) hereof.

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“Responsible Officer” means, with respect to the Company, the President and Chief Executive Officer, the Chief Financial Officer or the Chairman of the Board of Directors.

“Returns” has the meaning set forth in Section 4.1(i) hereof.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.1(h)(i) hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in the Preamble.

“Stockholders” has the meaning set forth in Section 4.1(b) hereof.

“Tax” or “Taxes” refers to any and all federal, state, national, local, foreign and other taxes, assessments and other governmental charges, duties, levies, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

SECTION 2.	ISSUANCE AND SALE OF THE SHARES

At the respective Closings, the Company shall issue and sell to the Investor and the Investor shall purchase from the Company the number of Shares set forth in the table below (provided, however, that in the case of the Optional Closing, the Investor shall not be obligated to purchase such Shares);

Description	Timeframe	# Shares	Share Price	Purchase Price
Initial Closing	On or before March 28, 2014	11,250,000	$0.12	$1,350,000
2nd Closing	On or before August 31, 2014	8,333,333	$0.12	$1,000,000
Optional Closing	On or before January 31, 2015	5,500,000	$0.15	$825,000

SECTION 3.	THE CLOSING

3.1	Closing

The closing of each issuance and sale of the Shares pursuant to Section 2 hereof and certain of the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Cooley LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, Virginia 20190, with the Initial Closing to occur March 28, 2014 and the subsequent Closings within two business days following the receipt of notice by the Company of Investor’s request to complete the Second Closing and, if applicable, the Optional Closing, or at such other time or place as the Parties shall mutually agree (each of such actual date(s) being referred to herein as a “Closing Date”). The Parties agree that each Closing may occur by facsimile signature and delivery and that the Parties need not appear in person at any Closing.

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3.2	Deliveries by the Company

At or prior to each Closing, the Company shall deliver or cause to be delivered to the Investor the following items:

(a)          One or more stock certificates evidencing a number of Shares purchased by the Investor in such Closing, registered in the name of such Investor and subject to the legends and other restrictions set forth herein (which may be delivered by pdf at closing with physical delivery of the original certificates as promptly as practicable); provided that, upon written request of the Investor to the Company (which request shall be made no later than three business days prior to the Closing Date), the Company shall deliver such stock certificate(s) to a designated securities account of the Investor established in the U.S. within two business days following the Closing Date; notwithstanding anything in this Section 3.2(a), if the parties mutually agree to book entry settlement, the Company may, instead of delivering physical stock certificates evidencing the Shares, deliver the Shares via book entry on the records of the Company’s transfer agent;

(b)          a certificate of the Secretary of State of the State of Delaware as to the good standing of the Company dated within thirty days prior to such Closing Date; and

(c)          a certificate of the Secretary or Assistant Secretary of the Company, in form and substance satisfactory to counsel for the Investor, certifying that attached thereto are true and correct copies of resolutions duly and validly adopted by the Board of Directors authorizing the allotment and issuance of the relevant Shares to the Investor

As promptly as practicable following such Closing, the Company will deliver to the Purchaser the updated register of shareholders of the Company reflecting the purchase of the relevant Shares.

At or prior to the Initial Closing, the Company shall deliver or cause to be delivered to the Investor the following items:

(d)          a copy of the Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of a date within thirty days prior to the Initial Closing Date;

(e)          a certificate of the Secretary or Assistant Secretary of the Company, in form and substance satisfactory to counsel for the Investor, certifying that attached thereto are true and correct copies of (i) the bylaws of the Company, and (ii) resolutions duly and validly adopted by the Board of Directors authorizing the allotment and issuance of the relevant Shares to the Investor, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

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(f)          a counterpart of this Agreement duly executed by the Company.

In addition to the above deliveries, the Company shall take all steps and actions as the Investor may reasonably request or as may otherwise be necessary to effectuate the sale and purchase of the Shares as contemplated herein.

3.3	Deliveries by the Investor

At or prior to each Closing, the Investor shall deliver or cause to be delivered to the Company the following items:

(a)          payment of the Purchase Price in immediately available funds by wire transfer to an account designated in writing by the Company prior to the Closing Date.

SECTION 4.	REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1	Representations and Warranties of the Company

In order to induce the Investor to purchase the Shares it is purchasing hereunder, the Company represents and warrants to the Investor as of the date hereof that:

(a)          Organization and Standing. The Company is duly incorporated and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease its properties and assets and to conduct its business as it is presently being conducted.

(b)          Capitalization. Immediately subsequent to the consummation of the transactions contemplated by this Agreement, (i) the authorized Capital Stock, (ii) the number of issued and outstanding shares of Capital Stock, and (iii) the number of issued shares of Capital Stock held as treasury shares of the Company shall be as set forth on Schedule 4.1(b) hereto. The outstanding shares of Capital Stock are all duly and validly authorized and issued, fully paid and nonassessable, and based in part on the representations of the stockholders of the Company (the “Stockholders”) made in connection with the issuance thereof, were issued in compliance with all applicable federal and state securities laws. Except as set forth in Schedule 4.1(b) and except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights (including preemptive rights) or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of Capital Stock of the Company.

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(c)          Capacity of the Company; Consents; Execution of Agreements. The Company has all requisite power, authority and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. The execution and delivery of this Agreement and any agreements contemplated hereby by the Company, and the performance by the Company of the transactions and obligations contemplated hereby and thereby, including, without limitation, the issuance and delivery of the Shares to the Investor, has been duly authorized by all requisite action of the Company and Stockholders. This Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States (both state and federal), affecting the enforcement of creditors’ rights or remedies in general and general equity principles.

(d)          Reservation of Common Stock. The Shares to be issued and purchased hereunder, when issued by the Company to the Investor and paid for by the Investor pursuant to the terms of this Agreement, will (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) based on the Investor’s representations in Section 4.2, have been issued in compliance with all applicable United States federal and state securities laws and (iii) be free and clear of all Liens. The Company has available sufficient shares of Common Stock for issuance pursuant to the terms of this Agreement.

(e)          Conflicts; Defaults. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions and obligations contemplated hereby to be performed by it will not (i) materially violate, conflict with, or constitute a default under any of the terms or provisions of, the Certificate of Incorporation, the bylaws, or any provisions of, or result in the acceleration of any obligation under, any material contract, note, debt instrument, security agreement, or other instrument to which the Company is a party or by which the Company, or any of their assets is bound (collectively, the “Material Agreements”); (ii) result in the creation or imposition of any Liens or claims upon the Company’s assets or upon the Company’s Common Stock; (iii) assuming the accuracy of the Investor’s representations in Section 4.2, constitute a material violation of any law, statute, judgment, decree, order, rule, or regulation of a Governmental Authority applicable to the Company; or (iv) constitute an event which, after notice or lapse of time or both, would result in any of the foregoing. The Company is not presently in violation of its Certificate of Incorporation or bylaws.

(f)          Compliance with Laws. The Company is not in violation of, nor do any of its respective operations violate in any respect, any statute, law, or regulation of any Governmental Authority applicable to the Company (“Applicable Laws”), which violation would have a Material Adverse Effect.

(g)          Litigation. As of the date hereof: (i) the Company is not subject to any order of, or written agreement or memorandum of understanding with, any Governmental Authority which would have a Material Adverse Effect; (ii) there are no material actions, suits, claims, investigations, or proceedings pending at law or in equity or before or by any Governmental Authority, or, to the Knowledge of the Company, threatened, against the Company or any of its assets or properties or the transactions contemplated by this Agreement, and to the Knowledge of the Company, there exist no facts or circumstances which reasonably could be anticipated to result in any such action, suit, claim, investigation, or proceeding; and (iii) no Person has asserted, and, to the Knowledge of the Company, no Person has a valid basis upon which to assert, any claims against the Company that would materially adversely affect the transactions contemplated by this Agreement or result in or form the basis of any such action, suit, claim, investigation or proceeding. There is no material action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

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(h)          Securities Laws.

(i)          The Company has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act (collectively, the “SEC Reports”). None of the SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading.

(ii)         Based on the Investor’s representations in Section 4.2, no consent, authorization, approval, permit, or order of or filing with any Governmental Authority is required in order for the Company to execute and deliver this Agreement or in order for the Company to offer, issue, sell, or deliver the Shares. Based in part on the representations of the Investor and under the circumstances contemplated hereby and under current laws and regulations, the offer, issuance, sale and delivery of the Shares to the Investor is exempt from the registration requirements of the Securities Act.

4.2	Representations and Warranties of the Investor

The Investor hereby represents and warrants to the Company that as of the date hereof:

(a)          Investment Intent. The Shares to be purchased by the Investor hereunder are being purchased for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. The Investor understands that the Shares have not been registered under the Securities Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(a)(2) thereof. The Investor further understands that the certificates representing the Shares will bear the following legend and the Investor agrees that it will hold such shares subject thereto:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.”

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The Investor shall be entitled to have the above legend removed from the certificates representing the Shares upon the Investor’s tender of an opinion of legal counsel satisfactory to the Company stating that the proposed share transfer is exempt from public registration under the Securities Act in which case the Company shall provide necessary cooperation to the Investor and/or the transfer agent.

(b)          Capacity of the Investor; Execution of Agreement. The Investor has all requisite power, authority and capacity to enter into this Agreement, deliver the Purchase Price, and to perform the transactions and obligations to be performed by it hereunder. This Agreement has been duly authorized, executed and delivered by them and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors’ rights or remedies in general from time to time in effect and the exercise by courts of equity powers or their application of principles of public policy.

(c)          Accredited Investor. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”).

(d)          Suitability and Sophistication. (i) The Investor has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Shares; (ii) the Investor has independently evaluated the risks and merits of purchasing the Shares and has independently determined that the Shares are a suitable investment for it; and (iii) the Investor has sufficient financial resources to bear the loss of their entire investment in the Shares.

(e)          Receipt of Information. The Investor believes, after due inquiry and investigation, that it has received all of the information that it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Investor. No provision contained in the foregoing Section 4.2(d) and this Section 4.2(e), however, limits or modifies the representations and warranties of the Company provided in Section 4 of this Agreement or in the License Agreement or the right of the Investor to rely thereon.

(f)          Independent Existence. The Investor was not formed for the specific purpose of purchasing the Shares.

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SECTION 5.	CONDITIONS TO CLOSING

5.1	Conditions to Closing by the Investor

The obligations of the Investor to consummate the purchase of the Shares pursuant to Section 2 hereof and certain of the transactions contemplated by this Agreement are subject to the satisfaction on or prior to the Initial Closing Date of the following conditions, any of which may be waived in whole or in part in writing by the Investor:

(a)          The Investor and the Company shall have entered into the Licensing Agreement;

(b)          all representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement;

(c)          the Company shall have delivered to the Investor the items required by Section 3.2 of this Agreement;

(d)          the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or as of the Initial Closing Date; and

(e)          all pre-issuance registrations, qualifications, permits and approvals required, if any, under applicable state securities laws or stock exchange listing rules for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Shares shall have been obtained.

5.2	Conditions to Closing by the Company

The obligations of the Company to consummate the issuance and sale of the Shares pursuant to Section 2 hereof and certain of the transactions contemplated by this Agreement are subject to the satisfaction on or prior to such Closing Date of the following conditions, any of which may be waived in whole or in part in writing by the Company:

(a)          all representations and warranties of the Investor contained in this Agreement shall be true and correct as of the date of this Agreement and as of the date of such Closing as though made as of such date;

(b)          the Investor shall have delivered to the Company the items required by Section 3.3 of this Agreement; and

(c)          the Investor shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or as of such Closing Date.

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SECTION 6.	TERMINATION

In the event either Party is in breach of any material obligation hereunder, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured within sixty (60) days following the date of such written notification, without prejudice to any other rights and remedies available at any time to the non-breaching Party, the non-breaching Party shall have the right thereafter to terminate this Agreement by giving thirty (30) days prior written notice to the breaching Party to such effect.

Either Party may terminate this Agreement by written notice to the other Party effective immediately if both of the License Agreement are terminated under Sections 13.2(a) (only if the termination is due to the other Party’s breach), 13.2(b), 13(c), or 13(d) thereunder.

Termination of this Agreement by either Party shall not affect any claim, demand, liability or right of a Party arising pursuant to this Agreement prior to such termination hereof.

SECTION 7.	MISCELLANEOUS

7.1	Waivers and Amendments

This Agreement may be amended or modified in whole or in part only by a writing which makes reference to this Agreement that is executed by the Investor and the Company. The obligations of any Party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

7.2	Costs and Expenses

Each Party agrees to pay its own costs and expenses in connection with the preparation, execution and delivery of this Agreement and other instruments and documents to be delivered hereunder and thereunder.

7.3	Remedies Cumulative

No specific right, power, or remedy conferred by this Agreement shall be exclusive, and each such right, power, or remedy shall be cumulative and in addition to every other right, power, or remedy, whether conferred hereby or by any security of the Company or now or hereafter available, at law or in equity, by statute or otherwise.

7.4	Remedies Not Waived

No course of dealing between the Company and the Investor, and no delay in exercising any right, power, or remedy conferred hereby or by any security issued by the Company, or now or hereafter available at law or in equity, by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power, or remedy.

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7.5	Entire Agreement

This Agreement and the other agreements and instruments expressly provided for herein, together set forth the entire understanding of the Parties and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties with respect to the subject matter hereof.

7.6	Specific Performance

The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that, to the fullest extent permitted by law or equity, each of the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Parties may be entitled by law or equity.

7.7	Governing Law

This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of New York without giving effect to the principles of conflicts of law thereof.

7.8	Notices

Any notice, request or other communication required or permitted hereunder shall be in writing and be deemed to have been duly given (a) when personally delivered or sent by facsimile transmission (the receipt of which is confirmed in writing), (b) one business day after being sent by a nationally recognized overnight courier service or (c) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at their respective addresses set forth below.

If to the Company:

RegeneRx Biopharmaceuticals, Inc.

15245 Shady Grove Road

Suite 470

Rockville, MD 20850

Attention: J.J. Finkelstein

Facsimile: 301-280-1991

With a copy, which shall not constitute notice, to:

Cooley LLP

One Freedom Square, Reston Town Center

11951 Freedom Drive

Reston, VA 20190

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Attention: Kenneth J. Krisko, Esq.

Facsimile: 703-456-8100

If to the Investor:

Digital Aria Co., Ltd.

22nd FL, Parkview Tower

248 Jungjail-ro, Bundang-gu

Seongnam-si, Gyeonggi-do 463-863

Republic of Korea

Attn: CEO

Phone: +82 31 786 7700

Fax.:    +82 31 786 7801

Either Party by written notice to the other Party may change the address or the persons to whom notices or copies thereof shall be directed.

7.9	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

7.10	Successors and Assigns

This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns, subject to the restrictions on transfer contained herein.

7.11	Third Parties

Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties any rights or remedies under or by reason of this Agreement.

7.12	Schedules and Exhibits

The schedules and exhibits attached to this Agreement are incorporated herein and shall be part of this Agreement for all purposes.

7.13	Headings

The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed, or have caused their duly authorized officer or representative to execute, this Securities Purchase Agreement as of the date first above written.

REGENERX BIOPHARMACEUTICALS, INC.

By:	/s/J.J. Finkelstein
Name:	J.J. Finkelstein
Title:	President and Chief Executive Officer

DIGITAL ARIA CO., LTD.

By:	/s/ Ill Park
Name:	Ill Park
Title:	CEO

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Schedule 4.1(b)

Capitalization

[DA Note: Please provide.]

RegeneRx	3/5/2014

Capitalization table
	Authorized	Outstanding	DA Sale	DA Option	Post Transaction

Preferred Stock	1,000,000	-			-

Common Stock*	200,000,000	81,733,247	19,583,333	5,500,000	106,816,580

Common Shares Reserved
Convertible Debt		13,683,333			13,683,333
Accrued Interest on Convertible Debt @2/28		499,864			499,864
Outstanding Warrants		11,468,901			11,468,901
Stock Options Plans (issued & reserved)		9,068,635			9,068,635

Total Common Shares Issued & Reserved		116,453,980	19,583,333	5,500,000	141,537,313

Unencumbered Common Shares		83,546,020			58,462,687

* Each Share of Common Stock includes an associated Series A Participating Cumulative Preferred Stock Purchase Rights pursuant to the Company's anti-takeover plan that expires in April 2014.

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